As filed with the Securities and Exchange Commission on May 30, 2018

Registration Nos. 333-62704

333-62706

333-117591

333-135257

333-135258

333-135259

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM S-8

POST-EFFECTIVE AMENDMENT NO.1 TO:

Form S-8 Registration Statement No.   333-62704

Form S-8 Registration Statement No.   333-62706

Form S-8 Registration Statement No. 333-117591

Form S-8 Registration Statement No. 333-135257

Form S-8 Registration Statement No. 333-135258

Form S-8 Registration Statement No. 333-135259

UNDER THE SECURITIES ACT OF 1933

________________

CENTERSTATE BANK CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-3606741 (I.R.S. Employer Identification No.)
1101 First Street South, Suite 202, Winter Haven, Florida (Address of Principal Executive Offices)	33880 (Zip Code)

______________

Officers’ and Employees’ Stock Option Plan

First National Bank of Osceola County 1989 Employees’ Stock Option Plan

Community National Bank of Pasco County Employees’ Stock Option Plan

First National Bank of Polk County 1991 Employees’ Stock Option Plan

Employee Stock Purchase Plan

CenterState Bank of Florida Officers’ and Employees’ Stock Option Plan

CenterState Bank of Florida Directors’ Stock Option Plan

CenterState Bank Mid-Florida Officers’ and Employees’ Stock Option Plan

CenterState Bank Mid-Florida Directors’ Stock Option Plan

(Full Title of Plans)

______________

Beth S. DeSimone

Executive Vice President and General Counsel

CenterState Bank Corporation

1101 First Street South

Winter Haven, Florida  33880

(Name and address of agent for service)

(863) 293-4710

(Telephone number, including area code, of agent for service)

______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a small reporting company)	Small reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  □

EXPLANATORY NOTE

This Post-Effective Amendment No.1 for each of the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) is being filed by CenterState Bank Corporation (“CenterState”) to terminate all offerings under the Prior Registration Statements and to deregister any and all shares of CenterState common stock, par value $.01 per share (the “Shares”) and stock options and participation interests that remain unsold pursuant to the Prior Registration Statements, in each case to the extent that they relate to stock option plans and employee stock purchase plan set forth below (collectively, the “Plans”):

1.

Registration Statement on Form S-8, File No. 333-62704, filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2001, registering the offer and sale of 365,000 shares of CenterState Common Stock and 365,000 stock options, issuable pursuant to the Officers’ and Employees’ Stock Option Plan.

2.

Registration Statement on Form S-8, File No. 333-62706, filed with the Commission on June 11, 2001, registering the offer and sale of 43,396 shares of CenterState Common Stock and 43,396 stock options, issuable pursuant to the First National Bank of Osceola County 1989 Employees’ Stock Option Plan, the Community National Bank of Pasco County Employees’ Stock Option Plan, and the First National Bank of Polk County 1991 Employees’ Stock Option Plan; and

3.

Registration Statement on Form S-8, File No. 333-117591, filed with the Commission on July 23, 2004, registering the offer and sale of 250,000 shares of CenterState Common Stock and an indefinite number of participation interests, issuable pursuant to the Employees’ Stock Purchase Plan.

4.

Registration Statement on Form S-8, File No. 333-135257, filed with the Commission on June 23, 2006, registering the offer and sale of 331,527 shares of CenterState Common Stock and 331,527 stock options, issuable pursuant to the Officers’ and Employees’ Stock Option Plan.

5.

Registration Statement on Form S-8, File No. 333-135258, filed with the Commission on June 23, 2006, registering the offer and sale of 180,432 shares of CenterState Common Stock and 180,432 stock options, issuable pursuant to the CenterState Bank of Florida Officers’ and Employees’ Stock Option Plan, the CenterState Bank of Florida Directors’ Stock Option Plan, the CenterState Bank Mid-Florida Officers’ and Employees’ Stock Option Plan, and the CenterState Bank Mid-Florida Directors’ Stock Option Plan.

6.

Registration Statement on Form S-8, File No. 333-135259, filed with the Commission on June 23, 2006, registering the offer and sale of 12,615 shares of CenterState Common Stock and 12,615 stock options, issuable pursuant to the First National Bank of Osceola County 1989 Employees’ Stock Option Plan, the Community National Bank of Pasco County Employees’ Stock Option Plan, and the First National Bank of Polk County 1991 Employees’ Stock Option Plan.

In accordance with the undertaking made by CenterState in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, this Post-Effective Amendment No. 1 hereby removes from registration all Shares and stock options and participation interests registered under the Prior Registration Statements but not sold under the Prior Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winter Haven, State of Florida, on May 30, 2018.

CENTERSTATE BANK CORPORATION

By:	/s/ John C. Corbett
John C. Corbett
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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